                                                                    EXHIBIT 99.1

                                     WAIVER
                                     ------

     Teekay LNG Partners, L.P., a Marshall Islands limited partnership (the "Company"), hereby requests that the Securities and Exchange Commission waive the requirement of Item 8.A.4 of Form 20-F that the Company have audited financial statements of a date not older than 12 months from the date of filing any amendment to its Registration Statement on Form F-1 (File No. 333-120727). The Company represents to the Securities and Exchange Commission that:

     1. The Company is not required by any jurisdiction outside the United States to have audited financial statements of a date not older than 12 months from the date of filing of its Registration Statement.

     2. Compliance with Item 8.A.4 would create undue hardship for the Company.

     3. At the time its Registration Statement is declared effective, the Company will have audited financial statements not older than 15 months.

     4. The Company will file this Waiver as an exhibit to its Registration Statement.

                                   TEEKAY LNG PARTNERS L.P.

                                   By: Teekay GP L.L.C., its General Partner

                                   By:    /s/ Bruce C. Bell
                                       -------------------------------------

                                   Name:  Bruce C. Bell

                                   Title: Secretary

                                   Date:  January 14, 2005